$100 Million Notes Offering July 2002

Statements made in this presentation which are forward-looking statements involve risks and uncertainties. These uncertainties include, but are not limited to, economic conditions, product demand, competitive products and pricing, availability of products, the regulatory environment, and other risks indicated in filings with the Securities and Exchange Commission such as Valero LP's most recent filings. Actual financial results may vary substantially from the results included in these forward-looking statements. Safe Harbor Statement

Issuer: Valero Logistics Operations, LP Guarantor: Valero LP Maturity: Intermediate Ranking: Senior Unsecured Amount: $100 million Ratings: Baa2 / BBB Form of Offering: SEC Registered Use of Proceeds: Repay short-term debt & general corporate purposes Bookrunner: JPMorgan Key Covenants: - Standard investment grade - Repurchase upon change in control resulting in non-investment grade credit ratings - $10MM cross-default provision Offering Summary

Curt Anastasio President & Chief Executive Officer Management Representatives

Investment Considerations Owner and operator of more than 3,600 miles of crude oil and refined product pipelines and 11 refined product terminals primarily in Texas, New Mexico, Colorado and Oklahoma Strategic relationship with Valero Energy provides cash flow stability due to long term transportation contract and opportunities for further profitable growth core infrastructure assets supporting refineries greater than 50% of pipeline ownership mileage constructed since 1990 No direct exposure to commodity price volatility; does not engage in trading of crude oil or refined products Low level of maintenance capital expenditures Modest leverage and conservative capitalization relative to MLP peers

Originally created by UDS as Shamrock Logistics LP to support growth of pipeline and terminals business IPO April 16, 2001 at $24.50 per unit Market value at IPO of $470MM; current market capitalization of approximately $750MM Ownership Structure Common Units Units % Total Public 5,230,250 26.6% Valero Energy 4,424,322 22.5% Subordinated Units 9,599,322 48.9% General Partner Interest 2.0% Total 19,253,894 100.0% Minimum quarterly distributions at $0.60 per unit ($2.40/LP unit/year) First quarter distribution raised to $0.65 per unit Yields 7.03% at July 5, 2002 price of $37.00/unit Valero LP Recent History } 73.4% Valero Energy ownership

0.01% General Partner Interest Valero LP - Legal Structure Valero Energy Corporation and its wholly owned subsidiaries UDS Logistics, L.L.C 9,599,322 Subordinated Units 4,424,322 Common Units Valero GP, LLC Riverwalk Logistics, L.P. (the General Partner of the Partnership) Incentive Distribution Rights 0.1% General Partner Interest Public Unitholders 5,230,250 Common Units 99.9% Limited Partner Interest 71.38% Limited Partner Interest Valero L.P. (the Partnership) 2.0% General Partner Interest Valero GP, Inc. (the General Partner of the Operating Partnership) Valero Logistics Operations, L.P. (the Operating Partnership) 26.62% Limited Partner Interest 99.99% Limited Partner Interest 100% $120MM credit facility Proposed bond offering

Operations Strategically Integrated with Valero 2,870 Refined Product Miles 782 Crude Oil Miles 18 Hydrogen Miles 18 Product Pipelines 11 Refined Product Terminals 9 Crude Oil Pipelines 1 Hydrogen Pipeline 5 Crude Oil Storage Facilities

Current Asset Base Valero LP's current asset base is focused around three Valero Energy refineries and comprised of three asset types Crude oil pipelines, refined product pipelines and refined product terminals McKee, TX; Ardmore, OK; and Three Rivers, TX refining systems Majority of earnings and cash flow derived from three crude pipelines (40%) and two product pipelines (25%) Crude Pipelines Wichita Falls to McKee Corpus Christi to Three Rivers Wasson to Ardmore Product Pipelines McKee to El Paso McKee to Denver Product pipelines supply Valero Energy retail and wholesale businesses in growing markets

Valero LP supports Valero Energy Corporation's strategy of reaching higher margin and fast-growing markets Valero LP pipelines must be used to transport at least 75% of the crude and refined products associated with three Valero Energy Corporation refineries and Valero LP terminals must be used to transport at least 50% of all products Valero Energy Corporation cannot challenge tariffs and fees until 2008 Seven-year transportation contract with Valero Energy Corporation provides cash flow stability Valero Energy personnel are managing Valero LP Debt of Valero LP consolidated with Valero Energy Corporation No commodity risk - Valero LP does not own the crude or products Valero LP and Valero Energy are closely related

Distribution of Valero LP's EBITDA Source: Company estimates EBITDA by Segment EBITDA by Refinery Product Pipelines 43 Crude Pipelines 45 Terminals 12 McKee 67.3 Three Rivers 13.1 Ardmore 19.6

Crude Oil Pipelines Access Key Sources Our pipelines currently supply crude oil to the McKee, Ardmore, and Three Rivers refineries and provide access to Texas, Gulf Coast and foreign crude sources 1998 265 1999 280 2000 295 2001 304 Barrels per Day 000s

Our pipelines currently transport over 80% of all refined products that are moved by pipeline out of the McKee, Ardmore, and Three Rivers refineries and provide access to established markets with growth potential: - Denver - El Paso - Albuquerque - Mexican border region Refined Product Pipelines Into Key Markets 1998 268 1999 297 2000 310 2001 308 Barrels per Day 000s

Product Terminals Strategically Located Our product terminals are Valero Energy's primary wholesale outlet in its Mid-continent markets Barrels per Day 000s 1998 144 1999 161 2000 166 2001 189

Valero LP Strategic Vision To be a premier, growth-oriented master limited partnership in the energy industry To focus on owning and operating pipeline and other transportation, storage, terminalling, and processing assets acquired from Valero Energy and third parties To finance our operations and growth in a manner consistent with an investment grade rating

Strategic Initiatives Potential acquisitions of assets from Valero Energy $100+ million of asset value identified thus far Third-party acquisitions Pipelines and terminals that integrate with existing assets Logistics assets that extend Valero Energy's marketing reach Internally generated growth Higher throughput Selectively expand capacity Continuously improve operating efficiency Maintain a safe and environmentally sound business

Financial Policies Strong commitment to investment grade ratings through maintenance of modest leverage and robust coverage ratios Consistently increasing cash flow per unit is a fundamental mission of the company Realize greater operational efficiency through higher throughput on existing pipelines and shifting volumes to higher tariff pipelines Disciplined acquisition policy - focus on accretive transactions and assets that are closely related to existing infrastructure

Financial Highlights 1. Rolling last twelve months data

Valero LP Capitalization As of March 31, 2002

Investment Considerations Owner and operator of more than 3,600 miles of crude oil and refined product pipelines and 11 refined product terminals primarily in Texas, New Mexico, Colorado and Oklahoma Strategic relationship with Valero Energy provides cash flow stability due to long term transportation contract and opportunities for further profitable growth core infrastructure assets supporting refineries greater than 50% of pipeline ownership mileage constructed since 1990 No direct exposure to commodity price volatility; does not engage in trading of crude oil or refined products Low level of maintenance capital expenditures Modest leverage and conservative capitalization relative to MLP peers

$100 Million Notes Offering July 2002